SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934
Date of Report (Date of earliest event reported): March 8, 2011

ProAssurance Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-16533	63-1261433
(State of Incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

100 Brookwood Place, Birmingham, Alabama	35209
(Address of Principal Executive Office )	(Zip code)

Registrant’s telephone number, including area code: (205) 877-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17CFR 240.13e-(c))

ITEM 7.01	REGULATION FD DISCLOSURE

We are furnishing presentation materials which will be used in investor meetings and a presentation on March 8, 2011. We will be presenting at the Raymond James’ Investor Conference on Tuesday, March 8, 2011 at 7:30 am et. If you are unable to attend in person we hope you will listen to the presentation live over the internet.

You will need to register at www.wsw.com/webcast/rj62/pra/ prior to the start of the presentation. Archives of the presentation will be available through the Investor Relations section of our website for one year.

We expressly disclaim any obligation to update these materials and caution that they are only accurate on the date of this filing. The inclusion of any data or statements in this presentation does not signify that the information is considered material.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

99.1	Presentation materials will be used in investor meetings and a presentation on March 8, 2011

We are furnishing Exhibit 99.1 to this Current Report on Form 8-K in accordance with Item 7.01, Regulation FD Disclosure. This exhibit shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 8, 2011

PROASSURANCE CORPORATION
by:  /s/ Frank B. O’Neil
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Frank B. O’Neil
Senior Vice-President